Exhibit 10.1

FIRST AMENDMENT TO FINANCING AGREEMENT
THIS FIRST AMENDMENT TO FINANCING AGREEMENT (this “Agreement”) is made as of the 8th day of August, 2013, by and between MCG CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).
RECITALS
A.The Borrower and the Lender entered into a Financing Agreement dated November 21, 2012 (the same, as amended, modified, substituted, extended, and renewed from time to time, the “Financing Agreement”) pursuant to which the Lender made available to the Borrower a revolving credit facility in the maximum principal amount of Twenty Million Dollars ($20,000,000).
B.The Borrower has requested that the Lender amend the Financing Agreement to extend the clean-up requirement.
C.The Lender is willing to agree to the Borrower's request on the conditions set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:
1.Recitals. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.
2.Representations and Warranties. The Borrower represents and warrants to the Lender as follows:
(a)The Borrower (a) is a Registered Organization under the laws of the State of Delaware, (b) is in good standing under the laws of the State of Delaware, (c) has the power to own its property and to carry on its business as now being conducted, and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary (except to the extent that failure to so qualify could not reasonably be expected to have a Material Adverse Effect);
(b)The Borrower has the power and authority to execute and deliver this Agreement and perform its respective obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

(c)The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity regardless of whether applied in a proceeding in equity or at law;
(d)All of the Borrower's representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct in all material respects on and as of the date of the Borrower's execution of this Agreement (except to the extent such representation and warranty relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date); and
(e)No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.
3.Interest Rate. The Financing Agreement is hereby amended by deleting the definition of “Interest Rate” in Section 1.1 in its entirety and replacing it with the following:
“Interest Rate” means, (a) for Base Rate Loans, an interest rate equal to the Base Rate plus three percent (3%) and (b) for Eurodollar Loans, for each Interest Period, an interest rate equal to the Eurodollar Rate for such Interest Period plus four percent (4%).
4.Section 2.1.7. The Financing Agreement is hereby amended by deleting the first sentence of Section 2.1.7 in its entirety and replacing it with the following:
Borrower shall maintain a zero balance on the Revolving Loan, tested as of June 30th and December 31st of each year, for a period of at least five (5) consecutive days during the six (6) month period immediately preceding such date.
5.References to Quarterly Clean-up. The Financing Agreement is hereby amended by deleting all references to “Quarterly Clean-up” therein and replacing them with “Semi-Annual Clean-up”.
6.Ratification and Confirmation. The Borrower hereby ratifies and confirms the covenants contained in the Financing Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.
7.Reserved.
8.Fees and Expenses. The Borrower shall pay at the time this Agreement is executed and delivered all reasonable and documented out-of-pocket fees, costs, charges and other expenses incurred by the Lender in connection with this Agreement, including, but not limited to, reasonable and documented out-of-pocket fees and expenses of one outside counsel to the Lender.

9.Conditions Precedent. This Agreement shall not become effective until the Lender receives the following
(a)Payment of all costs and expenses of the Lender under Paragraph 8 of this Agreement, provided that the Lender has provided Borrower with a written invoice of such costs and expenses; and
(b)This Agreement, executed by the Borrower.
10.Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrower agrees that the Lender may rely on a telecopy of any signature of the Borrower. The Lender agrees that the Borrower may rely on a telecopy of this Agreement executed by the Lender.
11.Financing Documents; Governing Law; Etc. This Agreement is one of the Financing Documents defined in the Financing Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.
12.Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date and year first written above.
Borrower:
MCG CAPITAL CORPORATION

By:	/s/ Keith Kennedy		(SEAL)
	Name:	Keith Kennedy
	Title:	CFO

Lender:

BANK OF AMERICA, N.A.

By:	/s/ Larry Van Sant		(SEAL)
	Name:	Larry Van Sant
	Title:	Senior Vice President

[Signature Page to First Amendment to Financing Agreement]